Exhibit 99.1

Gain Therapeutics Bolsters Management Team with the Appointment of Gene Mack as Chief Financial Officer

BETHESDA, Md., April 8, 2024 – Gain Therapeutics, Inc. (Nasdaq: GANX) (“Gain”, or the “Company”), a clinical-stage biotechnology company leading the discovery and development of the next generation of allosteric small molecule therapies, today announces the appointment of Gene Mack, MBA as its chief financial officer, effective as of April 8, 2024.

“We are thrilled to welcome Gene as our new CFO,” commented Gain CEO Matthias Alder. “His experience as an operational CFO with a track record of successful financing, M&A and other strategic transactions combined with his scientific background and career as an equity research analyst ideally complement our executive management team as we expand our outreach to the investor community and progress our lead drug candidate GT-02287 in the clinic.”

Gene has over 25 years of experience in the life sciences sector spanning clinical research, financing and capital markets, investing, corporate strategy and business development. Prior to joining Gain, Gene was CFO at privately held Imcyse SA between 2021 and 2023. Prior to Imcyse, Gene was CFO at OncoC4, a privately held biotechnology company that spun out of Merck & Co’s (MSD) $475 million acquisition of OncoImmune in 2020 where he had also been CFO. Before that, he has held the CFO role for several development- and commercial-stage biopharmaceutical companies, raising over $350 million in IPO and other equity transactions. Prior to his operational experience, Gene covered the biotechnology and life sciences sector as a senior publishing analyst at various investment banks, including Gruntal & Co, Lazard, Mizuho, and HSBC. Gene received his BS in Biochemistry and MBA in Finance from Fordham University.

“I am excited to join Gain Therapeutics during this important stage of corporate growth and scientific progression. The company is well-positioned to deliver on upcoming clinical milestones with its lead drug candidate GT-02287 and I look forward to working with Gain’s exceptionally talented and experienced team to bring this best and first-in-class treatment to Parkinson’s patients,” added Mr. Mack.

Inducement Grant

In connection with his appointment, the Company granted Mr. Mack an option to purchase 200,000 shares of the Company’s common stock at an exercise price equal to $3.56 per share, the closing price of the Company’s common stock on April 5, 2024, the last trading day preceding Mr. Mack’s employment start date and date of grant. This award was approved by Gain’s Board of Directors and granted under the Gain Therapeutics, Inc. 2021 Inducement Equity Incentive Plan, as an inducement material to Mr. Mack entering into employment with Gain, in accordance with Nasdaq Listing Rule 5635(c)(4).

The stock option vests over four years, with one-fourth (1/4th) of the shares subject to the option vesting on the first anniversary of Mr. Mack’s employment start date (the “Initial Vesting Date”) and the remaining three-fourths (3/4ths) of the shares subject to the option vesting in a series of thirty-six (36) successive equal monthly installments on each subsequent monthly anniversary of the Initial Vesting Date, subject to Mr. Mack being continuously employed by the Company as of such vesting dates.

The Company is providing this information in accordance with Nasdaq Listing Rule 5635(c)(4).

About GT-02287

Gain Therapeutics’ lead drug candidate, GT-02287, is in clinical development for the treatment of GBA1 Parkinson’s disease (GBA1-PD). The orally administered, brain-penetrant small molecule is an allosteric protein modulator that restores the function of the lysosomal protein enzyme glucocerebrosidase (GCase) which becomes misfolded and impaired due to a GBA1 gene mutation, the most common genetic abnormality associated with PD. In preclinical models of PD, GT-02287 restored GCase enzymatic function, reduced aggregated α-synuclein, neuroinflammation and neuronal death, increased dopamine levels and improved motor function. Additionally, GT-02287 significantly reduced plasma neurofilament light chain (NfL) levels, an emerging biomarker for neurodegeneration.

Gain’s lead program in Parkinson’s disease has been awarded funding support from The Michael J. Fox Foundation for Parkinson’s Research (MJFF) and The Silverstein Foundation for Parkinson’s with GBA, as well as from the Eurostars-2 joint program with co-funding from the European Union Horizon 2020 research and Innosuisse – Swiss Innovation Agency.

About GBA1 Parkinson’s Disease

GBA1 Parkinson’s disease is caused by mutations in the GBA1 gene, found in up to 15% of patients with Parkinson’s disease and making it the primary genetic risk factor. The mutation causes dysfunctional misfolding of the lysosomal enzyme glucocerebrosidase (GCase), reducing its activity in the brain and leading to the subsequent accumulation of α-synuclein and degeneration of dopamine-containing nerve cells. Patients with GBA1-PD tend to have earlier onset and faster symptom progression than those with sporadic PD, a progressive neurodegenerative disease characterized by a motor syndrome consisting of bradykinesia (slowness of movement), rigidity, resting tremors, and postural instability. With current therapies treating only the symptoms of Parkinson’s disease without affecting the underlying progression of the disease, there is an unmet need to develop novel disease-modifying therapies such as GT-02287 that have the potential to slow or stop disease progression and help improve outcomes in this patient population.

About Gain Therapeutics, Inc.

Gain Therapeutics, Inc. is a clinical-stage biotechnology company leading the discovery and development of next generation allosteric therapies. Gain’s lead drug candidate GT-02287 for the treatment of GBA1 Parkinson’s disease, is currently being evaluated in a Phase 1 clinical trial. Leveraging AI-supported structural biology, proprietary algorithms and supercomputer-powered physics-based models, the company’s Magellan™ drug discovery platform can identify novel allosteric binding sites on disease-implicated proteins, pinpointing pockets that cannot be found or drugged with current technologies. Magellan™ is the next generation of Gain’s original SEE-Tx® (Site-Directed Enzyme Enhancement Therapy) platform, which was enhanced and expanded with new AI and machine-learning tools and virtual screening capabilities to access the emerging on-demand compound libraries covering vast chemical spaces of over 50 billion compounds. Gain’s unique approach enables the discovery of novel, allosteric small molecule modulators that can restore or disrupt protein function. Deploying its highly advanced platform, Gain is accelerating drug discovery and unlocking novel disease-modifying treatments for untreatable or difficult-to-treat disorders including neurodegenerative diseases, rare genetic disorders and oncology. For more information, please visit GainTherapeutics.com and follow us on LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical facts are “forward-looking statements”. In some cases, you can identify these statements by forward-looking words such as "may," "might," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "goal, " "intend," "seek, " "potential" or "continue," the negative of these terms and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding: the development of the Company’s current or future product candidates including GT-02287; expectations regarding the timing of results from a Phase 1 clinical study for GT-02287; and the potential therapeutic and clinical benefits of the Company’s product candidates. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties that could cause the Company’s preclinical and future clinical development programs, future results or performance to differ materially from those expressed or implied by the forward-looking statements. These statements are not historical facts but instead represent the Company's belief regarding future results, many of which, by their nature, are inherently uncertain and outside the Company's control. Many factors may cause differences between current expectations and actual results, including the impacts of the post-COVID-19 environment and other global and macroeconomic conditions on the Company’s business; clinical trials and financial position; unexpected safety or efficacy data observed during preclinical studies or clinical trials, clinical trial site activation or enrollment rates that are lower than expected; changes in expected or existing competition; changes in the regulatory environment; the uncertainties and timing of the regulatory approval process; and unexpected litigation or other disputes. Other factors that may cause the Company’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are identified in the section titled “Risk Factors,” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2024 and its other documents subsequently filed with or furnished to the Securities and Exchange Commission from time to time. All forward-looking statements contained in this press release speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Contact:

CORE IR

(516) 222-2560

ir@gaintherapeutics.com

Media Contacts:

Russo Partners

Nic Johnson and Elio Ambrosio

nic.johnson@russopartnersllc.com

elio.ambrosio@russopartnersllc.com

(212) 845-4242